R- 1                                            $100,000,000


              INTERNATIONAL LEASE FINANCE CORPORATION

               FLOATING RATE NOTE DUE NOVEMBER 2, 1998



THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY
IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


PRINCIPAL AMOUNT:  One Hundred Million Dollars ($100,000,000)


MATURITY DATE:  November 2, 1998


DATED DATE:  October 23, 1996


CUSIP:     459745 DQ 5


INTEREST PAYMENT DATES:  February 2, May 2, August 2 and November
                         2, commencing February 2, 1997


REGULAR RECORD DATES:  Close of business on the date 15 days immediately preceding each Interest
                       Payment Date (whether or not a Business
                       Day)

INITIAL CALCULATION AGENT:  First Trust of Illinois, National
                            Association

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         INTERNATIONAL LEASE FINANCE CORPORATION, a California
corporation (the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount set forth on the face hereof on the Maturity Date set forth on the face hereof, and to pay interest thereon, at the interest rate described below, from the dated date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates set forth on the face hereof, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or provided for, on any Interest Payment
Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest as set forth on the face hereof (whether or not a Business Day, as hereinafter defined), as the case may be, next preceding such Interest Payment Date; provided, however, interest payable on the Maturity Date hereof will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note at least 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office of the Trustee in St. Paul, Minnesota and at the agency maintained by the Trustee for that purpose in the Borough of Manhattan, City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest Payment Date (other than on the Maturity Date) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company, issued and to be issued under an Indenture dated as of November 1, 1991 (herein called the "Indenture") between the Company and First Trust of Illinois, National Association (successor to Continental Bank, National Association), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note is one of the series of Securities designated as set forth on the face hereof. The Notes may not be redeemed prior to maturity. The Notes will not have a sinking fund.

         The interest rate on the Notes will be reset daily as described herein based on the Federal Funds Rate (as hereinafter defined), plus .21%. Interest on the Notes is payable quarterly in arrears on each February 2, May 2, August 2 and November 2, commencing February 2, 1997 (each, an "Interest Payment Date"). If any Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day. Interest on the Notes will be paid to the persons in whose names the Notes are registered at the close of business on the date 15 days next preceding any Interest Payment Date (whether or not a Business Day); provided, however, that interest payable on November 2, 1998 will be payable to the persons to whom the principal of such Notes shall be payable.

        The rate of interest on the Notes will be reset daily
(an "Interest Reset Date"). The interest rate in effect on each Interest Reset Date will be the Federal Funds Rate on the related
Interest Determination Date plus .21%.

        Interest payments for the Notes shall be the amount of interest accrued from the date of issue or from the last date to which interest has been paid to, but excluding, the Interest
Payment Date or maturity date, as the case may be.

        Accrued interest on the Notes shall be calculated by multiplying the principal amount of the Notes by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which interest is being paid. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360. All percentages used in or resulting from any calculation of the rate of interest on the Notes will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the initial interest rate).

          Business Day means any day that is not a Saturday or Sunday, and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated by law to close.

          The Interest Determination Date pertaining to an
Interest Reset Date will be the Business Day preceding such Interest Reset Date.

          "Interest Period" means the period from and including
October 23, 1996 to but excluding the first Interest Payment Date and each successive period from and including an Interest Payment
Date to but excluding the next Interest Payment Date.

          "Federal Funds Rate" for each Interest Reset Date will be determined by the Calculation Agent as follows:

          As of the Interest Determination Date, the Calculation Agent will determine the effective rate on such date for federal funds as published on the Telerate Page 120 under the heading "Daily Selected Money Market Rates From The Federal Reserve," or, if not published by 3:00 P.M., New York City time, on the related Interest Determination Date, the rate on such Interest Determination Date as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the column "Effective Rate" under the heading "Federal Funds." If by 3:00 P.M., New York City time, on the related Interest Determination Date such rate is not published either on Telerate Page 120 or in Composite Quotations, then the Federal Funds Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Interest Determination Date; provided, however that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Interest Determination Date will be the Federal Funds Rate in effect on such Interest Determination Date. "Telerate Page 120" means the display designated as page "120" on the Telerate Service (or such other page as may replace the 120 page on that service).


         If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office of the Trustee in St. Paul, Minnesota and at the agency maintained by the Trustee for that purpose in the Borough of Manhattan, City of New York, State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the Dated Date set forth on the face hereof.


                     INTERNATIONAL LEASE FINANCE CORPORATION

[Seal]

                     By:
                         -----------------------------------
                         Chairman of the Board




                         -----------------------------------
                         President


Attest:



------------------------
 Secretary



         Unless the certificate of authentication hereon has been executed by First Trust of Illinois, National Association (successor to Continental Bank, National Association), the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories or authorized Authenticating Agents, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

                   CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Date of Registration:

                           FIRST TRUST OF ILLINOIS, NATIONAL
                           ASSOCIATION, as Trustee



                            By
                               -----------------------------
                                 Authorized Signatory

                         [FORM OF ASSIGNMENT]

                            ABBREVIATIONS

   The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

   TEN COM --  as tenants in common
   TEN ENT --  as tenants by the entireties
   JT TEN  --  as joint tenants with right of survivorship and not as tenants in common


UNIF GIFT MIN ACT -- ____________ Custodian _______________
                       (Cust)                  (Minor)

under Uniform Gifts to Minors Act _____________________________
                                            (State)


       Additional abbreviations may also be used though not in the above list.

                    ______________________________

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee  ____________________________


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP
CODE OF ASSIGNEE

___________________________________________________

 __________________________________________________


the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________  Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ___________________________


                        -----------------------------------

                        -----------------------------------
                        Notice: The signature to this
                                assignment must correspond
                                with the name as written on
                                the face of the within
                                instrument in every particular,
                                without alteration or
                                enlargement, or any change
                                whatever.

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